Exhibit 99.1

SunPower Announces Nasdaq Delisting Notification

RICHMOND, Calif., August 12, 2024 -- SunPower Corp. (the “Company” or “SunPower”), a leading residential solar technology and energy services provider, today announced that the Company received a notice from the Nasdaq Stock Market LLC (“Nasdaq”) that it has determined to delist the Company’s common stock on Nasdaq. The delisting is a result of the Company’s failure to demonstrate compliance with Nasdaq Listing Rules 5101, 5110(b), and IM-5101-1 as a result of the Company and certain of its direct and indirect subsidiaries filing voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the District of Delaware (the “Court”) and Nasdaq Listing Rule 5250(c)(1) for failure to file periodic financial reports.

Trading in the Company’s common stock on Nasdaq will be suspended on August 16, 2024. As a result, the Company’s common stock is expected to commence trading on the Pink Open Market operated by the OTC Markets Group, Inc. (commonly referred to as the “pink sheets”).

About SunPower
SunPower (NASDAQ: SPWR) is a leading solar, storage and energy services provider in North America. SunPower offers solar + storage solutions designed and warranted by one company that gives customers control over electricity consumption and resiliency during power outages while providing cost savings to homeowners. For more information, visit www.sunpower.com.

Media Contacts
C Street Advisory Group
sunpower@thecstreet.com

Forward-Looking Statements
This press release contains certain “forward-looking statements,” including statements regarding the delisting of the Company’s common stock from Nasdaq and trading in the Company’s common stock on the Pink Open Market. All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. These forward-looking statements are subject to a number of factors and uncertainties that could cause the Company’s actual results to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to: risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Court with respect to motions or other requests made to the Court throughout the course of the Chapter 11 cases; the Company and its subsidiaries ability to negotiate and confirm a sale of assets under Section 363 of the Code; the effects of the Chapter 11 cases, including increased legal and other professional costs necessary to execute the Company’s liquidation, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 cases), results of operations or business prospects; the effects of the Chapter 11 cases on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 cases; objections to the Company’s restructuring process or other pleadings filed that could protract the Chapter 11 cases; risks associated with third-party motions in the Chapter 11 cases; Court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general; the Company’s ability to comply with the restrictions imposed by the terms and conditions of its financing arrangements; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 cases; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; finalization of the Company’s annual and quarterly financial statements; risks relating to the delisting of the Company’s common stock from Nasdaq and future quotation of the common stock; the impact of litigation and regulatory proceedings; the impact and timing of any cost-savings measures; and other factors discussed in the Company’s Annual Report on Form 10-K/A filed with the U.S. Securities and Exchange Commission (the “SEC”). These risks and uncertainties may cause the Company’s actual results, performance, liquidity or achievements to differ materially from any future results, performance, liquidity or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov.

The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.